Gannett Announces Second Quarter 2025 Results, Updated Business Outlook &
$100 Million Cost Reduction Program

NEW YORK, NY — July 31, 2025 — Gannett Co., Inc. ("Gannett", "we", "us", "our", or the "Company") (NYSE: GCI) today reported its financial results for the second quarter ended June 30, 2025.

"In the second quarter, we delivered sequential improvement across our key financial metrics, including Total Adjusted EBITDA with margins expanding to 11% from approximately 9%, net income attributable to Gannett, cash provided by operating activities, free cash flow, and our cash balance. In particular, we saw meaningful improvement in our digital advertising trends, which increased from a decline in the first quarter to an increase of 4% in the second quarter, and we expect digital advertising trends to further improve in the third quarter. We believe the momentum that we are seeing as we exit the second quarter underscores the merits of our strategy and supports our expectation for improved trends in the second half of the year," said Michael Reed, Chairman and Chief Executive Officer.

"To support our long-term growth objectives, we are implementing targeted annualized expense reductions of approximately $100 million that we anticipate will create a lower and more variable cost structure. We believe these actions position us to increase our margins, and as a result, we expect to deliver Total Adjusted EBITDA growth in the back half of the year and for the full year of 2026."

"As part of our long-term strategy, debt repayment remains a high priority, and we continue to make measurable progress, repaying $23.4 million of debt in the second quarter. During the first six months of 2025, we have repaid approximately $100 million of debt, and we expect to exceed our initial projections by repaying over $135 million of debt by the end of 2025."

"We are also seeing meaningful traction in our AI initiatives. We are pleased with our recent AI licensing deal with Perplexity, which we believe represents fair value of our content. Furthermore, we were the first U.S. publisher to launch the beta of Taboola’s generative AI answer engine, DeeperDive, within our USA TODAY platform, as well as the launch on the Snowflake marketplace. Additionally, we are utilizing the latest technology to block unauthorized AI scraping, which redirects traffic to a landing page that outlines how to properly license our content. This allows us to protect our highly valuable content and expand our monetization opportunities in the AI landscape."

"Overall, we made great progress on our key priorities, and believe we are well positioned to drive stronger performance in the back half of the year."

Second Quarter 2025 Financial Highlights:
•Total revenues of $584.9 million
◦Total revenue decreased 8.6% year-over-year; same store revenues(1) decreased 6.4% year-over-year, representing an improvement of 130 basis points from the 7.7% decline in the first quarter of 2025
•Net income attributable to Gannett of $78.4 million, a margin of 13.4%
•Adjusted net income attributable to Gannett(1) of $84.5 million
•Total Adjusted EBITDA(1) totaled $64.2 million
◦Total Adjusted EBITDA margin(1) of 11.0% improved 220 basis points compared to the 8.8% Total Adjusted EBITDA margin(1) in the first quarter of 2025
•Cash provided by operating activities of $32.6 million
•Free cash flow(1) of $17.6 million

Second Quarter 2025 Digital Highlights:
•181 million(2) average monthly unique visitors
(1) Total Adjusted EBITDA, Total Adjusted EBITDA margin, Adjusted net income (loss) attributable to Gannett, Free cash flow, and Same store revenues are non-GAAP measures. See "Use of Non-GAAP Information" below for information about these non-GAAP measures.
(2) 181 million average monthly unique visitors in the second quarter of 2025 with approximately 129 million average monthly unique visitors coming from our U.S. media network, which includes USA TODAY (as measured by © 2025 Comscore, Media Metrix (June 2025), Desktop + Mobile) and approximately 52 million average monthly unique visitors resulting from our U.K. digital properties (based on Adobe Analytics).

•Total digital revenues of $265.4 million
•Digital advertising revenues of $87.9 million
•Digital-only subscription revenues of $42.7 million
•Digital Marketing Solutions segment core platform revenues of revenues of $116.9 million
◦Key metrics improved sequentially including core platform revenues(3), Segment Adjusted EBITDA(4), core platform average revenue per user(3) and core platform average customer count(3)

Capital Structure Highlights:
•As of June 30, 2025, the Company had cash and cash equivalents of $88.5 million
•Total principal debt outstanding at June 30, 2025 was $1,014.9 million, including $767.1 million in first lien debt
•First lien net leverage(5) was 2.7x
•The Company repaid approximately $23.4 million of debt in the second quarter of 2025
•The Company received a waiver from certain lenders of its $900 million five-year first lien term loan facility (the "2029 Term Loan Facility"), and entered into a privately negotiated agreement with a holder of its 6% Senior Secured Convertible Notes due 2027 (the "2027 Notes") to repurchase $14.0 million of principal of its outstanding 2027 Notes at 105% of par value, plus accrued and unpaid interest, for $15.0 million in cash. This transaction was financed using proceeds from a delayed draw term loan facility as part of the 2029 Term Loan Facility.

Business Outlook(6)
The Company is updating its full year 2025 outlook. The Company's estimates factor in the sale of the Austin American-Statesman in the first quarter of 2025 but do not factor in the impact of any possible future acquisitions or dispositions.
•Second Half 2025 Business Outlook(6)
◦Total digital revenues are expected to grow approximately 3%-5% on a same store basis(1)
◦Total revenues are expected to be down in the low single digits on a same store basis(1)
◦Net income attributable to Gannett is expected to decline compared to the prior year
◦Total Adjusted EBITDA(1) is expected to grow versus the prior year
◦Cash provided by operating activities is expected to grow in excess of 70% versus the prior year
◦Free cash flow(1) is expected to grow in excess(7) of 100% versus the prior year
•Full Year 2025 Business Outlook(6)
◦Total digital revenues are expected to be flat on a same store basis(1) and expected to make up 50%+ of total revenues during 2026
◦Total revenues are expected to be down in the low-mid single digits on a same store basis(1) leading to flat same store revenue trends(1) in early 2026
◦Net income attributable to Gannett is expected to improve compared to the prior year
◦Total Adjusted EBITDA(1) is expected to grow versus the prior year
(3) See "Key Performance Indicators" ("KPI") below for information about our use of KPIs.
(4) Segment Adjusted EBITDA, as presented in the notes to our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended June 30, 2025 is defined as revenues less (1) operating costs and (2) selling, general and administrative expenses, plus (3) equity (income) loss in unconsolidated investees, net. See "Table 4 - Segment Information" below.
(5) As of June 30, 2025, the First Lien Net Leverage ratio was calculated by subtracting cash on the balance sheet from the sum of our five-year first lien term loan facility (the "2029 Term Loan Facility") and dividing that by Q2 2025 LTM Total Adjusted EBITDA. The 6% Senior Secured Convertible Notes due 2027 and 6% Senior Secured Convertible Notes due 2031 are secured by liens junior to those securing our 2029 Term Loan Facility.
(6) Projections are based on Company estimates as of July 31, 2025 and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. Additionally, except as specifically provided otherwise, the Company's estimates do not factor in the impact of any possible future acquisitions or dispositions. The Company's future financial results could differ materially from the Company's current estimates.
(7) Capital expenditures are expected to increase as a result of investments in technology and products.

◦Cash provided by operating activities is expected to grow in excess of 30% versus the prior year
◦Free cash flow(1) is expected to grow in excess(7) of 30% versus the prior year, reflecting near-term cash required to implement cost reduction initiatives

Financial Highlights8

In thousands	Second Quarter 2025
Total revenues	$584,861
Net income attributable to Gannett	$78,391
Total Adjusted EBITDA(8) (non-GAAP basis)	$64,237
Adjusted net income attributable to Gannett(8) (non-GAAP basis)	$84,462
Cash provided by operating activities	$32,555
Free cash flow(8) (non-GAAP basis)	$17,596

Earnings Conference Call

Management will host a conference call on Thursday, July 31, 2025 at 8:30 A.M. Eastern Time to review the financial and operating results for the period. A copy of the earnings release will be posted to the Investor Relations section of Gannett's website, investors.gannett.com. The conference call may be accessed by dialing 1-888-506-0062 (from within the U.S.) or 1-973-528-0011 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference "Gannett Second Quarter Earnings Call" or access code "398683". We use our website as a channel of distribution for important Company information and we use the investors.gannett.com website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. A simultaneous webcast of the conference call will be available to the public on a listen-only basis at investors.gannett.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast. A telephonic replay of the conference call will also be available approximately two hours following the call's completion through 11:59 P.M. Eastern Time on Thursday, August 14, 2025 by dialing 1-877-481-4010 (from within the U.S.) or 1-919-882-2331 (from outside of the U.S.); please reference access code "52482". A transcript of our earnings call held today also will be posted to the investors.gannett.com website.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is a diversified media company with expansive reach at the national and local level dedicated to empowering and enriching communities. We seek to inspire, inform, and connect audiences as a sustainable, growth focused media and digital marketing solutions company. Through our trusted brands, including the USA TODAY NETWORK, comprised of the national publication, USA TODAY, and local media organizations, including our network of local properties, in the United States, and Newsquest, a wholly-owned subsidiary operating in the United Kingdom, we provide essential journalism, local content, and digital experiences to audiences and businesses. We deliver high-quality, trusted content with a commitment to balanced, unbiased journalism, where and when consumers want to engage. Our digital marketing solutions brand, LocaliQ, supports small and medium-sized businesses with innovative digital marketing products and solutions.

Cautionary Statement Regarding Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our full year 2025 business outlook, statements regarding our business outlook, digital revenue performance and growth, growth in our Digital Marketing Solutions segment, digital revenues, negotiations and engagement with other companies and results of such negotiations and engagements, expectations regarding our cash from operating activities, free cash flows, revenues, net income (loss) attributable to Gannett, Total Adjusted EBITDA, same store revenues and cash flows, expectations regarding our long-term growth, and sustainable growth, our ability to create long-term stockholder value, our expectations, in terms of both amount and timing, with respect to debt repayment, our expectations with respect to annualized expense reductions and our ability to operate with greater efficiency, the results of our AI initiatives and our ability to protect our content and expand AI-related monetization opportunities, our expected capital expenditures, expectations regarding our non-strategic assets, our strategy, our partnerships, our ability to achieve our operating priorities, our long-term opportunities, economic impacts, our ability to navigate volatility, achieve our financial goals, optimize our capital structure and achieve optimal financial performance, our cost structure, future revenue and expense trends, and our ability to influence trends. Words such as "expect(s)", "believe(s)", "will", "can", "opportunity", "implementing", "outlook", "guidance", "estimate(s)", "projection(s)", "trend", "targeted", "focus", and similar expressions are intended to identify such
(8) Refer to "Use of Non-GAAP Information" below for the Company's definition of Total Adjusted EBITDA, Adjusted net income (loss) attributable to Gannett, and Free cash flow, as well as the reconciliation of such measures to the most comparable GAAP measure.

forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company's most recent Annual Report on Form 10-K, our quarterly reports on Form 10-Q, and our other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Except to the extent required by law, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

* * * *

For investor inquiries, contact:	For media inquiries, contact:
Matt Esposito	Lark-Marie Anton
Investor Relations	Corporate Communications
703-854-3000	646-906-4087
investors@gannett.com	lark@gannett.com

# # #

GANNETT CO., INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

Table No. 1
In thousands, except share data	June 30, 2025	December 31, 2024
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$88,542	$106,299
Accounts receivable, net of allowance for credit losses of $12,605 and $13,596 as of June 30, 2025 and December 31, 2024, respectively	226,459	239,636
Inventories	15,715	20,910
Prepaid expenses	44,461	40,268
Other current assets	17,663	18,782
Total current assets	392,840	425,895
Property, plant and equipment, net of accumulated depreciation of $376,094 and $337,013 as of June 30, 2025 and December 31, 2024, respectively	215,648	240,980
Operating lease assets	129,276	143,955
Goodwill	519,035	530,028
Intangible assets, net	377,416	430,374
Deferred tax assets	160,621	60,983
Pension and other assets	215,351	207,932
Total assets	$2,010,187	$2,040,147

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$319,465	$318,384
Deferred revenue	106,946	108,000
Current portion of long-term debt	69,315	74,300
Operating lease liabilities	36,754	39,761
Other current liabilities	8,473	5,157
Total current liabilities	540,953	545,602
Long-term debt	681,352	755,754
Convertible debt	238,219	249,757
Deferred tax liabilities	6,513	4,928
Pension and other postretirement benefit obligations	36,107	37,820
Long-term operating lease liabilities	152,188	167,731
Other long-term liabilities	118,266	125,921
Total noncurrent liabilities	1,232,645	1,341,911
Total liabilities	1,773,598	1,887,513
Commitments and contingent liabilities
Equity
Preferred stock, $0.01 par value per share, 300,000 shares authorized, none of which were issued and outstanding at June 30, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value per share, 2,000,000,000 shares authorized; 159,380,560 shares issued and 146,629,832 shares outstanding at June 30, 2025; 158,835,742 shares issued and 147,388,555 shares outstanding at December 31, 2024	1,594	1,588
Treasury stock, at cost, 12,750,728 shares and 11,447,187 shares at June 30, 2025 and December 31, 2024, respectively	(23,607)	(20,540)
Additional paid-in capital	1,284,699	1,281,801
Accumulated deficit	(982,488)	(1,053,546)
Accumulated other comprehensive loss	(43,111)	(56,164)
Total Gannett stockholders' equity	237,087	153,139
Noncontrolling interests	(498)	(505)
Total equity	236,589	152,634
Total liabilities and equity	$2,010,187	$2,040,147

GANNETT CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

Table No. 2	Three months ended June 30,
In thousands, except per share amounts	2025	2024
Digital	$265,435	$278,378
Print and commercial	319,426	361,462
Total revenues	584,861	639,840
Operating costs	359,448	391,474
Selling, general and administrative expenses	164,097	177,906
Depreciation and amortization	42,644	38,258
Integration and reorganization costs	12,318	19,775
Asset impairments	181	—
(Gain) loss on sale or disposal of assets, net	(1,584)	236
Interest expense	24,395	26,270
Loss on early extinguishment of debt	183	87
Non-operating pension income	(2,003)	(3,137)
Equity income in unconsolidated investees, net	(839)	(559)
Other (income) expense, net	(4,905)	2,616
Loss before income taxes	(9,074)	(13,086)
Benefit for income taxes	(87,472)	(26,803)
Net income	78,398	13,717
Net income (loss) attributable to noncontrolling interests	7	(31)
Net income attributable to Gannett	$78,391	$13,748

Income per share attributable to Gannett - basic	$0.54	$0.10
Income per share attributable to Gannett - diluted	$0.42	$0.09

GANNETT CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Table No. 3	Six months ended June 30,
In thousands	2025	2024
Operating activities
Net income (loss)	$71,065	$(71,051)
Adjustments to reconcile net income (loss) to operating cash flows:
Depreciation and amortization	85,278	76,556
Share-based compensation expense	4,961	6,338
Non-cash interest expense	3,101	10,513
(Gain) loss on sale or disposal of assets, net	(22,264)	788
Loss (gain) on early extinguishment of debt	1,457	(530)
Asset impairments	2,075	45,989
Pension and other postretirement benefit obligations	(6,222)	(15,399)
Equity income in unconsolidated investees, net	(1,034)	(374)
Change in other assets and liabilities, net	(82,554)	4,746
Cash provided by operating activities	55,863	57,576
Investing activities
Purchase of property, plant and equipment	(28,604)	(22,725)
Proceeds from sale of real estate and other assets	50,247	6,073
Proceeds from the sale of investments	6,161	588
Change in other investing activities	—	(202)
Cash provided by (used for) investing activities	27,804	(16,266)
Financing activities
Payments of deferred financing costs	(966)	—
Borrowings of long-term debt	15,000	—
Repayments of long-term debt	(97,879)	(39,575)
Repurchase of convertible debt	(14,647)	—
Treasury stock	(3,064)	(3,103)
Changes in other financing activities	(607)	(846)
Cash used for financing activities	(102,163)	(43,524)
Effect of currency exchange rate change on cash	(1,520)	396
Decrease in cash, cash equivalents and restricted cash	(20,016)	(1,818)
Cash, cash equivalents and restricted cash at beginning of period	116,181	110,612
Cash, cash equivalents and restricted cash at end of period	$96,165	$108,794

GANNETT CO., INC.
SEGMENT INFORMATION
(Unaudited)

Table No. 4	Three months ended June 30, 2025
In thousands	Domestic Gannett Media	Newsquest	Digital Marketing Solutions
Segment revenues	$439,299	$61,318	$117,478
Operating costs	274,931	30,941	85,118
Selling, general and administrative expenses	121,983	15,483	20,862
Equity income in unconsolidated investees, net	(839)	—	—
Segment Adjusted EBITDA	$43,224	$14,894	$11,498
Segment Adjusted EBITDA margin(1)	9.8%	24.3%	9.8%
(1) Segment Adjusted EBITDA margin is defined as Segment Adjusted EBITDA divided by Segment revenues.

	Three months ended June 30, 2024
In thousands	Domestic Gannett Media	Newsquest	Digital Marketing Solutions
Segment revenues	$491,909	$61,252	$123,798
Operating costs	304,573	31,584	89,358
Selling, general and administrative expenses	134,997	15,530	22,667
Equity income in unconsolidated investees, net	(559)	—	—
Segment Adjusted EBITDA	$52,898	$14,138	$11,773
Segment Adjusted EBITDA margin(1)	10.8%	23.1%	9.5%
(1) Segment Adjusted EBITDA margin is defined as Segment Adjusted EBITDA divided by Segment revenues.

USE OF NON-GAAP INFORMATION

The Company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a U.S. generally accepted accounting principles ("U.S. GAAP") basis. We define our non-GAAP financial performance and liquidity measures as follows:

•Total Adjusted EBITDA is a non-GAAP financial performance measure we believe offers a useful view of the overall operation of our business, and may be different than similarly-titled measures used by other companies. We define Total Adjusted EBITDA as Segment Adjusted EBITDA plus Corporate. Segment Adjusted EBITDA, as presented in the notes to our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended June 30, 2025, is defined as revenues less (1) operating costs and (2) selling, general and administrative expenses, plus (3) equity (income) loss in unconsolidated investees, net. Segment Adjusted EBITDA also does not include: (1) Income tax expense (benefit), (2) Noncontrolling interest, (3) Interest expense, (4) Gains or losses on the early extinguishment of debt, (5) Non-operating pension income, (6) Loss on convertible notes derivative, (7) Depreciation and amortization, (8) Integration and reorganization costs, (9) Asset impairments, (10) Goodwill and intangible impairments, (11) Gains or losses on the sale or disposal of assets, (12) Share-based compensation expense and (13) Other (income) expense, net.

•Total Adjusted EBITDA margin is a non-GAAP financial performance measure we believe offers a useful view of the overall and segment operations of our business. We define Total Adjusted EBITDA margin as Total Adjusted EBITDA divided by total Revenues.

•Adjusted net income (loss) attributable to Gannett is a non-GAAP financial performance measure we believe offers a useful view of the overall operations of our business and is useful to analysts and investors in evaluating the results of operations and operational trends. We define Adjusted net income (loss) attributable to Gannett as Net income (loss) attributable to Gannett before (1) Gains or losses on the early extinguishment of debt, (2) Loss on convertible notes derivative, (3) Integration and reorganization costs, (4) Third-party debt expenses and acquisition costs, (5) Asset impairments, (6) Goodwill and intangibles impairments, (7) Gains or losses on the sale or disposal of assets, (8) Other items, including (Gain) loss on sale of investments, and (9) the tax impact of the above items.

•Free cash flow is a non-GAAP liquidity measure that adjusts our reported U.S. GAAP results for items we believe are critical to the ongoing success of our business. We define Free cash flow as Cash provided by (used for) operating activities as reported on the condensed consolidated statements of cash flows including the impact of (i) capital expenditures and excluding the impact of (ii) third-party debt expenses associated with the refinancing of debt. The result is a figure representing Free cash flow available for use in operations, additional investments, ongoing debt obligations, and returns to stockholders. The most directly comparable U.S. GAAP financial liquidity measure is Cash provided by (used for) operating activities.

•Same store revenues is a non-GAAP financial performance measure based on our U.S. GAAP revenues for the current period, excluding (1) acquired revenues, (2) currency impact, and (3) exited operations.

Management’s Use of Non-GAAP Measures

Total Adjusted EBITDA, Total Adjusted EBITDA margin, Adjusted net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not measurements of financial performance or liquidity under U.S. GAAP and should not be considered in isolation or as an alternative to net income (loss), margin, income (loss) from operations, cash flow provided by (used for) operating activities, revenues, or any other measure of performance or liquidity derived in accordance with U.S. GAAP. We believe these non-GAAP financial performance and liquidity measures, as we have defined them, are helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance on our day-to-day operations. These measures provide an assessment of core expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance.

We use Total Adjusted EBITDA, Total Adjusted EBITDA margin, Adjusted net income (loss) attributable to Gannett, Free cash flow and Same store revenues as measures of our day-to-day operating performance, which is evidenced by the publishing and delivery of news and other media and excludes certain expenses that may not be indicative of our day-to-day business operating results.

Limitations of Non-GAAP Measures

Each of our non-GAAP measures have limitations as analytical tools. They should not be viewed in isolation or as a substitute for U.S. GAAP measures of earnings or cash flows. Material limitations in making the adjustments to our earnings to calculate Total Adjusted EBITDA and Adjusted net income (loss) attributable to Gannett using these non-GAAP financial measures as compared to U.S. GAAP net income (loss) include: the exclusion of the cash portion of interest / financing expense, income tax (benefit) provision, and charges related to asset impairments, which are items that may significantly affect our financial results.

Management believes these items are important in evaluating our performance, results of operations, and financial position. We use non-GAAP financial performance and liquidity measures to supplement our U.S. GAAP results in order to provide a more complete understanding of the factors and trends affecting our business.

Total Adjusted EBITDA, Total Adjusted EBITDA margin, Adjusted net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not alternatives to net income (loss), margin, income (loss) from operations, cash flow provided by (used for) operating activities, revenues, or any other measure of performance or liquidity derived in accordance with U.S. GAAP. As such, they should not be considered or relied upon as substitutes or alternatives for any such U.S. GAAP financial measures. We strongly urge you to review the reconciliations of Net income (loss) attributable to Gannett to Total Adjusted EBITDA, Total Adjusted EBITDA margin, Net income (loss) attributable to Gannett to Adjusted net income (loss) attributable to Gannett, Cash provided by (used for) operations to Free cash flow and Revenues to Same Store revenues along with our condensed consolidated financial statements included elsewhere in this report. We also strongly urge you not to rely on any single financial performance or liquidity measure to evaluate our business. In addition, because Total Adjusted EBITDA, Total Adjusted EBITDA margin, Adjusted net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not measures of financial performance under U.S. GAAP and are susceptible to varying calculations, the Total Adjusted EBITDA, Total Adjusted EBITDA margin, Adjusted net income (loss) attributable to Gannett, Free cash flow and Same store revenues measures as presented in this release may differ from and may not be comparable to similarly titled measures used by other companies.

Non-GAAP Outlook

Our full year 2025 business outlook included in this release includes certain non-GAAP financial performance and liquidity measures, including Same store revenues, Total Adjusted EBITDA, and Free cash flow. The outlook for each of these non-GAAP items factors in the sale of the Austin-American Statesman in the first quarter of 2025 but does not factor in the impact of any future acquisitions or dispositions. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures. We have not reconciled non-GAAP forward-looking Same store revenues, Total Adjusted EBITDA, and Free cash flow to their most directly comparable U.S. GAAP measure, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts to estimate and quantify various necessary U.S. GAAP components largely because forecasting or predicting our future operating results is subject to many factors or future events that are out of our control, and because forecasts or predictions of such U.S. GAAP components are unavailable or not readily predictable, and could significantly impact, either individually or in the aggregate, our comparable U.S. GAAP measures. Accordingly, we are unable to provide a full reconciliation of the non-GAAP measures used in our outlook without unreasonable efforts.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
TOTAL ADJUSTED EBITDA, NET INCOME (LOSS) ATTRIBUTABLE TO GANNETT, NET INCOME (LOSS) ATTRIBUTABLE TO GANNETT MARGIN AND TOTAL ADJUSTED EBITDA MARGIN
(Unaudited)

Table No. 5	Three months ended June 30,
In thousands	2025	2024
Domestic Gannett Media	$43,224	$52,898
Newsquest	14,894	14,138
Digital Marketing Solutions	11,498	11,773
Segment Adjusted EBITDA	69,616	78,809
Corporate	(5,379)	(4,278)
Total Adjusted EBITDA	64,237	74,531
Benefit for income taxes	(87,472)	(26,803)
Net income (loss) attributable to noncontrolling interests	7	(31)
Interest expense	24,395	26,270
Loss on early extinguishment of debt	183	87
Non-operating pension income	(2,003)	(3,137)
Depreciation and amortization	42,644	38,258
Integration and reorganization costs(a)	12,318	19,775
Asset impairments	181	—
(Gain) loss on sale or disposal of assets, net	(1,584)	236
Share-based compensation	2,082	3,512
Other (income) expense, net(b)	(4,905)	2,616
Net income attributable to Gannett	$78,391	$13,748
Net income attributable to Gannett margin	13.4%	2.1%
Total Adjusted EBITDA margin (non-GAAP basis)	11.0%	11.6%
(a)    Integration and reorganization costs mainly reflect severance-related expenses and other reorganization-related costs, designed primarily to right-size the Company's employee base, consolidate facilities and improve operations.
(b)    Other (income) expense, net primarily reflects expert fees associated with the litigation with Google, consulting fees related to a discrete initiative to reformulate our go-to-market strategy and post-sales processes, (gains) losses from the sale of investments and third-party debt costs.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO GANNETT
(Unaudited)

Table No. 6	Three months ended June 30,
In thousands	2025	2024
Net income attributable to Gannett	$78,391	$13,748
Loss on early extinguishment of debt	183	87
Integration and reorganization costs	12,318	19,775
Third-party debt expenses and acquisition costs(a)	1,165	248
Asset impairments	181	—
(Gain) loss on sale or disposal of assets, net	(1,584)	236
Other items	(4,137)	7
Subtotal	86,517	34,101
Tax impact of above items	(2,055)	(4,972)
Adjusted net income attributable to Gannett (non-GAAP basis)	$84,462	$29,129
(a)    Third-party debt expenses and acquisitions costs are included in Other (income) expense, net on the Condensed consolidated statement of operations.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
FREE CASH FLOW
(Unaudited)

Table No. 7	Three months ended June 30,
In thousands	2025	2024
Cash provided by operating activities (GAAP basis)	$32,555	$35,125
Capital expenditures	(15,058)	(9,726)
Third-party debt expenses	99	—
Free cash flow (non-GAAP basis)(1)	$17,596	$25,399
(1) For the three months ended June 30, 2025 and 2024, free cash flow was negatively impacted by interest paid of $32.2 million and $32.1 million, respectively, integration and reorganization costs of $7.9 million and $10.3 million, respectively, and other costs of $3.3 million and $3.8 million, respectively.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - CONSOLIDATED & DIGITAL
(Unaudited)

Table No. 8	Three months ended June 30,
In thousands	2025	2024	% Change
Total revenues	$584,861	$639,840	(8.6)%
Currency impact	(3,113)	—
Exited operations(1)	(2,478)	(20,690)
Same store total revenues	$579,270	$619,150	(6.4)%
(1)    Exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.

	Three months ended June 30,
In thousands	2025	2024	% Change
Digital revenues	$265,435	$278,378	(4.6)%
Currency impact	(877)	—
Exited operations(1)	(2,478)	(8,732)
Same store digital revenues	$262,080	$269,646	(2.8)%
(1)    Exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.

KEY PERFORMANCE INDICATORS

A key performance indicator ("KPI") is generally defined as a quantifiable measurement or metric used to gauge performance, specifically to help determine strategic, financial, and operational achievements, especially compared to those of similar businesses.

We define Digital-only average revenue per user ("ARPU") as digital-only subscription average monthly revenues divided by the average digital-only paid subscriptions within the respective period. We define Core platform ARPU as core platform average monthly revenues divided by average monthly customer count within the period. We define core platform revenues as revenue derived from customers utilizing our proprietary digital marketing services platform that are sold by either our direct or local market teams.

Management believes Digital-only ARPU, Core platform ARPU, digital-only paid subscriptions, core platform revenues and core platform average customer count are KPIs that offer useful information in understanding consumer behavior, trends in our business, and our overall operating results. Management utilizes these KPIs to track and analyze trends across our segments.

GANNETT CO., INC.
KEY PERFORMANCE INDICATORS
(Unaudited)

Table No. 9	Three months ended June 30,
In thousands, except ARPU	2025	2024	Change	% Change
Domestic Gannett Media:
Digital-only ARPU	$7.92	$7.70	$0.22	3%

Newsquest:
Digital-only ARPU	$6.01	$5.94	$0.07	1%

Total Gannett:
Digital-only ARPU	$7.79	$7.62	$0.17	2%

DMS:
Core platform revenues	$116,927	$122,843	$(5,916)	(5)%
Core platform ARPU	$2,830	$2,777	$53	2%
Core platform average customer count	13.8	14.7	(0.9)	(6)%

Table No. 10	As of June 30,
In thousands	2025	2024	% Change
Digital-only paid subscriptions:
Domestic Gannett Media	1,597	1,938	(18)%
Newsquest	126	96	31%
Total Gannett	1,723	2,034	(15)%